EXHIBIT 10.1
                                  ------------
                           PURCHASE AND SALE AGREEMENT
                           ---------------------------

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made this 20th day of October, 2004, by and between FIRST MARINER BANCORP, a Maryland corporation, hereinafter referred to as "Purchaser," and CANTON CROSSING, LLC, a Maryland limited liability company, and HALE CANTON, LLC, a Maryland limited liability company, hereinafter collectively referred to as "Seller."

                                    RECITALS
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     A. Seller is the owner of 100% of the membership interests (the "Membership
Interests") in CANTON CROSSING II, LLC, a Maryland limited liability company (the "Company").

     B. The Company owns the real property (the "Land") and the improvements, structures, and fixtures now constructed and completed or under construction and situated thereon (the "Building"), located at 3301 Boston Street, Baltimore, Maryland, as more particularly described in Exhibit A attached hereto, together with all of the Company's rights, if any, to architectural plans, site plans, sewer, water and other utility approvals, permits and licenses, for and to the Land and Building, including but not limited to, any prepaid impact, access, services, and other fees of any kind, all contract rights and all other rights appurtenant to the Land and the Building (hereinafter collectively referred to as the "Property").

     C. The Company is the sole member and owner of 100% of the membership interests in Canton Crossing Borrower, LLC, a Maryland limited liability company ("Borrower").

     D. Borrower is the borrower on an existing mortgage loan secured by the Property, which loan is in the original principal amount of Ten Million Dollars ($10,000,000.00) and is evidenced by a promissory note dated July 9, 2003 (the "Loan"). The Company is a guarantor of the Loan and the grantor of an indemnity deed of trust on the Property to secure the Loan.

     E. The Company is party to certain leases, as landlord, for commercial office space within the Building (the "Leases") with First Mariner Bank and other direct or indirect subsidiaries of Purchaser, in addition to third-party tenants (the "Tenants"). The Leases, excepting the First Mariner leases, are attached hereto as Exhibit B.

     F. Purchaser desires to purchase Seller's Membership Interests in the Company, which Membership Interests include all assets of the Company including, but not limited to, the Property, the Leases, and the membership interests in Borrower and Seller has agreed to sell its Membership Interests in the Company on the terms set forth herein.

     NOW, THEREFORE, WITNESSETH, that for and in consideration of the mutual terms promises and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto do hereby agree as follows:



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     1.  Recitals.   The  foregoing  Recitals  are  incorporated   herein  as  a
substantive part of this Agreement.

     2. Purchase and Sale of Membership Interests. Seller agrees to sell, grant and convey, and Purchaser agrees to purchase and accept, the Membership Interests, on the terms set forth herein, free and clear of all liens, charges, restrictions, encumbrances and security interests of any kind.

          (a) Purchase Price. The purchase price to be paid for the Membership Interests shall be Twenty Million Dollars ($20,000,000.00) (the "Purchase Price").

          (b) Purchase Deposit. Within three (3) days of the execution and delivery of this Agreement by the parties (the "Effective Date"), Purchaser shall deposit with Kenilworth Title Company, LLC ("Escrow Agent") the sum of One Hundred Thousand Dollars ($100,000.00) ("Purchase Deposit") to be held by Escrow Agent in an interest-bearing federally insured account pursuant to the terms of this Agreement. All interest on the Purchase Deposit shall be for credit of Purchaser. The Purchase Deposit shall be applied toward the Purchase Price at Closing (as hereinafter defined).

          (c) Payment of Purchase Price. Purchaser agrees to pay Seller the Purchase Price at Closing. The Purchase Price shall be paid as follows:

               (i) Purchaser will assume the outstanding principal balance on the Loan as described in Section 3(a) hereof, which principal loan amount is approximately Ten Million Dollars ($10,000,000.00);

               (ii) Purchaser shall pay the difference between the outstanding principal balance of the Loan and the Purchase Price via wire transfer or via certified funds, at the option of Seller.

          (d) Closing/Closing Date. Seller and Purchaser agree to make a full settlement in accordance with the terms hereof within one hundred eighty (180) days from the Effective Date or such earlier date as the parties may agree (the "Closing" or "Closing Date").

               (i) Either party may request one (1) extension of the Closing Date for a period of up to of ninety (90) days. Such request shall be in writing and delivered to the other party not less than ten (10) days prior to the Closing Date.

          (e) Place of Settlement. The Closing shall take place at the offices of Escrow Agent or such other place as the parties may agree.

          (f) Payment of Settlement Costs. Seller shall pay at the Closing any amounts required to satisfy any open judgments against Seller or the Company and any amounts required to obtain the release of any other monetary liens upon the Land, other than the lien of the Loan. Purchaser shall pay at the Closing any costs in connection with the issuance of an owner's title insurance policy or the assignment of the Company's owner's title insurance policy and the amendment of the Lender's title insurance coverage. Each party shall pay its own attorneys' fees incurred.


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               (i) In the event that,  either prior to Closing or after Closing, the State of Maryland and/or Baltimore City imposes recordation and/or transfer taxes on this transaction, then Purchaser shall be responsible for the timely payment of fifty percent (50%) of such recordation and/or transfer taxes and Seller shall be responsible for the timely payment of the remaining balance of such recordation and/or transfer taxes.

          (g) Payment for Escrow Reserve Account Funds. Purchaser shall pay to Seller at Closing an amount equal to the total amount of the funds then in the following escrow reserve accounts maintained with GEMSA Loan Services, L.P. related to the Loan: (i) tax, (ii) insurance, and (iii) other (the "other" escrow reserve account includes funds for repairs, tenant improvements, and capital improvements) (collectively, the "Escrow Funds"). At the time of Closing Seller will assign to Purchaser all Seller's interest in, and rights to, the Escrow Funds and no distributions from the escrow reserve accounts shall be made to Seller.

     3. Contingencies. Seller agrees that Purchaser's obligation to purchase the Membership Interests is contingent on the following conditions (any of which may be waived in whole or in part by Purchaser at or prior to the Closing):

          (a) Lender's Consent. Seller shall have seventy-five (75) days from the Effective Date to provide Purchaser with the written consent of the current holder of the Loan, or its servicing agent (the "Lender") to the acquisition of the Membership Interests by Purchaser and Purchaser's resulting acquisition of the membership interests in Borrower. Seller and Purchaser shall each pay one-half of the application fee, the transfer fee, Lender's out-of-pocket costs, and all other costs imposed by the Lender in connection with obtaining Lender's consent.

          (b) Parking Agreement. Seller shall have seventy-five (75) days from the Effective Date to provide Purchaser with an agreement, the terms of which shall be satisfactory to Purchaser in its sole discretion, to provide the Company with a parking area containing spaces for at least Thirty-Five (35) motor vehicles at a location acceptable to Purchaser.

          (c) Estoppel Certificates. On the Closing Date, Seller shall provide Purchaser with tenant estoppel certificates in accordance with the provisions of
Section 6(i) below in regards to the Leases listed on Exhibit C, attached hereto (collectively, the "Third Party Leases").

          (d) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct on, and as of, the Closing Date, in all material respects as though such representations and warranties were made on, and as of, such date.



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          (e) Material or Adverse  Change.  Since the  Effective  Date until the
Closing Date, there shall not have occurred any material and adverse change in the physical condition of the Land or the Building or any part thereof, except:

               (i) those changes caused by ordinary wear and tear; or

               (ii) as caused directly or indirectly by any act or omission of Purchaser, or its agents, representatives or employees.

          (f) Company Operations. Since the Effective Date, the operations of the Company shall have been carried out in the ordinary course of business and there shall not have occurred:

               (i) any material adverse change in the condition (financial or otherwise) or in the overall business of the Company, provided, however, that Seller shall have the right to withdraw any excess cash in the Company as of the Closing Date;

               (ii) any material increase in the liabilities of the Company from those liabilities of the Company listed or otherwise disclosed in the Company's most recent Financial Statements (hereinafter defined); or

               (iii) any other occurrence, event, condition or state of facts of any kind which may materially affect the business of the Company in any adverse manner.

          (g) Seller's Performance. Seller shall have performed, observed and complied with all of the covenants, agreements and conditions outlined in this Agreement to be performed, observed and complied with by Seller prior to or as of the Closing.

          (h) Title to the Property. At or prior to the execution of this Agreement, Seller shall provide Purchaser with a copy of the Company's owner's title insurance policy, and all supplements or updates thereto, covering, inter alia, the Land, accompanied by copies of all recorded documents relating to liens, encumbrances, plats, easements, rights of way, restrictions, covenants, condominium associations, ground leases and conditions affecting the Land (the "Permitted Exceptions"). A list of the Permitted Exceptions is attached hereto as Exhibit D. Within seventy-five (75) days of the Effective Date, Purchaser, at its expense shall obtain an update of the title to the Land. If said title update reveals exceptions to title other than the Permitted Exceptions, Purchaser shall notify Seller in writing specifying any such exceptions to which Purchaser objects. Upon receipt of said notice, Seller shall, within five (5) days of receipt of notice from Purchaser, give Purchaser notice:

               (i) of Seller's election to cure or remove the exception, at its sole cost and expense; or

               (ii) of Seller's election not to cure the exception.


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               (iii) Upon notice from Seller that Seller has elected not to cure an exception, Purchaser may (1) terminate this Agreement by written notice to Seller and the Purchase Deposit and accrued interest shall be refunded to Purchaser, or (2) accept such title as Seller can deliver.

          (i) Regulatory Approval. Purchaser shall have received any necessary approvals from Purchaser's state and/or federal regulatory supervising agencies including, but not limited to, the Maryland Commissioner of Financial Regulation and the Federal Reserve Board.

          (j) Subdivision Approval. Seller shall provide Purchaser with evidence of subdivision approval from the applicable governmental zoning or other agency authorizing the partition of the parking parcel from the 2.147 acre parcel owned by the Company.

     4. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that the following are true and complete as of the Effective Date and shall be true, accurate and complete as of the Closing Date:

          (a) The Company is a limited liability company duly organized and validly existing under the laws of the State of Maryland pursuant to Articles of Organization dated June 17, 2003, a true and complete copy of which is attached hereto as Exhibit E (the "Articles of Organization").

          (b) The Company operates pursuant to a written Limited Liability Company Agreement attached hereto as Exhibit F.

          (c) Seller has the full legal power and authority to enter into and perform this Agreement in accordance with its terms. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder require no further action or approval by Seller (or either of them), the Company or any other person or entity.

          (d) Except with regard to the Loan, the execution, delivery and performance of this Agreement and all documents in connection therewith are not in contravention of or in conflict with any deed of trust, agreement or undertaking to which Seller (or either of them), the Company, or any of their respective property or assets, including the Property and the Membership Interests, may be bound or affected.

          (e) The Company has filed any and all federal and state income, estimated income, excise, property, franchise, or license tax returns that the Company at any time heretofore has been required by law to file, and has paid any and all taxes, interest, penalties, or other sums shown thereby to be due from the Company or Seller.

          (f) As of the date of this Agreement, Seller owns one hundred percent (100%) of the Membership Interests, which Membership Interests were validly issued and are fully paid and nonassessable.


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          (g) There are  outstanding  no options,  warrants,  or other rights or agreements to acquire any or all of the Membership Interests.

          (h) None of the Membership Interests is the subject of any voting trust agreement or other agreement relating to the ownership of any of the Membership Interests or any of the rights held by the holder thereof, or restricting in any way the sale or other transfer thereof.

          (i) There is no action, suit, litigation, or proceeding pending against the Company, the Seller (or either of them), or any of the Membership Interests, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

          (j) Attached hereto as Exhibit G are true, accurate and complete financial statements of Canton Crossing, LLC for the period June 1, 2003 through June 30, 2004 (the "Financial Statements"). Canton Crossing, LLC has maintained its books of accounts in a regular and ordinary manner on a consistent basis and the Financial Statements fairly represent the financial condition of, inter alia, the Company and the results of its operations as of the dates, and for the periods, stated, in all material respects.

          (k) Except as and only to the extent reflected or reserved in the Financial statements and except for obligations incurred in the ordinary course of business since the date of the Financial Statements, the Company has no material debts, liabilities or other obligations (including, without limitation, obligations for federal, state or local taxes or other governmental assessments or penalties, and obligations and advances, directly or indirectly, to the Company), absolute or contingent, due or to become due, and the Company does not know or have reasonable grounds for knowing the basis for any assertion against the Company of any liability (including any tax liability) of any nature or in any amount not reflected on or reserved in the Financial Statements. The Company is current in the payment of all of its obligations and liabilities, including those shown on the Financial Statements, and there are no obligations due or to become due, or liabilities, fixed or contingent, that the Company shall not be able to satisfy in the ordinary course of business.

          (l) No bankruptcy, insolvency, rearrangement or similar action or proceeding, whether voluntary or involuntary, is pending or, to the best of Seller's knowledge, threatened against the Company.

          (m) The Company owns good and merchantable fee simple title to the Property free and clear of all mortgages, liens, encumbrances, leases, tenancies, commitments, agreements, security interests, covenants, conditions, restrictions, rights of easements, judgments and other matters affecting title to the Property except for those Permitted Exceptions (as hereinafter defined) set forth on Exhibit D, the lien of the Loan, and the rights of the tenants under the Leases.

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          (n) Seller is not aware of any facts or conditions which will result in the termination of the present access from the Property to any utility services or to existing highways and roads.

          (o) Except as set forth on Exhibit H attached hereto and made a part hereof, there are no maintenance or other contracts to which the Company is a party, affecting the Land or the Building.

          (p) Seller is not aware of any zoning, fire, building or similar law, ordinance or regulation that is violated by the continued maintenance, operation or use of the Building or by the continued maintenance, operations or use of the existing parking areas. No notice of violation of any applicable zoning regulation or ordinance or other law, order, ordinance, permit, rule, regulation or requirement, or any covenants, conditions or restrictions affecting or relating to the use or occupancy of the Building has been given to the Company or Seller by any governmental agency having jurisdiction or by any other person entitled to enforce the same.

          (q) Subsequent to the Effective Date and until the Closing Date, Seller will maintain the Building in its current condition. Without limiting the generality of the foregoing, neither the Company nor Seller has received notice from any lender or any insurance company, insurance rating board, fire underwriting board, or governmental agency requiring any repairs or work to be done to the Building or any equipment installed thereon.

          (r) Except as set forth on Exhibit I attached hereto and made a part hereof, Seller has no knowledge of any claim, litigation or proceeding or governmental investigation, pending or threatened, against or affecting the Building or any portion thereof or with respect to the Leases or relating to or arising out of the ownership of the Land, in any court or before or by any Federal or Maryland department, commission, board, bureau or agency or other governmental instrumentality. Seller shall give Purchaser immediate notice of any such claim, litigation, proceeding or investigation which becomes known to it prior to the date of the Closing.

          (s) Each of the two (2) entities comprising the Seller is a Maryland limited liability company, in good standing, with full power and authority to execute and deliver this Agreement and all of the closing documents required hereunder ("Seller's Documents") and to perform all obligations under this Agreement and Seller's Documents. This Agreement constitutes, and each of Seller's Documents will constitute, the legal, valid and binding obligation of Seller, enforceable in accordance with their respective terms, covenants and conditions.

          (t) All water, sewer, gas (if any), electric, telephone, drainage and other utility equipment, facilities and services necessary for the operation of the Building as it is now being operated are installed and connected pursuant to valid permits.

          (u) All storm water flowing from the Land drains either into a public system or onto a permitted location and through easements.

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          (v) The elevators,  HVAC systems and other mechanical  systems located in, or serving, the Building are located on the Land, are presently owned by the Company, and shall be owned by the Company at the time of the Closing, free and clear of all liens, encumbrances, security interests and adverse claims.

          (w) The Leases attached hereto as Exhibit B are the only leases or other agreements permitting the use or possession of space on or about the Property in effect on the date hereof. There are no other rights of use or possession, options, agreements of sale or any other right, title or interests in or to any part or all of the Property except as set forth in the Leases.

          (x) No additional leases or rights will be executed or given for any portion or portions of the Building, nor will the existing Leases be extended, canceled, modified, added to or amended in any respect, or any assignment or subletting approved for the Lease, without, in each instance, obtaining the prior written approval of Purchaser.

          (y) No controversy, complaint, proceeding, suit or litigation relating to any Lease, tenancy or rent of the Building or any party thereof is pending in any court, or administrative agency, or before any arbitrator.

          (z) The Property shall be conveyed free and clear of any obligations, other than the lien of the Loan, upon Purchaser's assumption of the Loan, to any person, firm, partnership or corporation in connection with the management thereof or with the procurement of leases thereon and there shall be no brokerage or leasing fees or commissions or other compensation due or payable on an absolute or contingent basis to any person, firm, corporation or other entity, with respect to or on account of the Leases and no such fees, commissions or other compensation shall, by reason of any existing agreement, become due during the terms of the Leases or with respect to any renewal or extension thereof or the leasing of additional space by a tenant.

          (aa) Except as set forth on Exhibit J attached hereto and made a part hereof, there are no pending or proposed special assessments affecting or which may affect the Property or any part thereof.

          (bb) There are no commitments made by the Company to any governmental or quasi-governmental authority having jurisdiction, or to any third party, to dedicate or grant any portion of the Property for easements, rights-of-way, or other public purposes, or to subject the Property to any restrictions, or to incur any other expense or obligation relating to the Property.

          (cc) There are no penalties due with respect to real estate taxes, and all real estate taxes (excepting those for the current tax year which are not yet overdue, i.e., which are still payable without interest or penalty), have been paid in full.

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          (dd) Environmental Matters.

               (i) Except as expressly disclosed in (1) that certain Environmental Report entitled Phase I Environmental Site Assessment, dated May 12, 2003 and prepared by National Assessment Corporation, a copy of which is attached hereto as Exhibit K (the "Environmental Report"), (2) Seller's Environmental Exhibit dated September 10, 2004, attached hereto as Exhibit L (the "Seller's Environmental Exhibit"), and (3) the letter dated September 7, 2001, issued by the Maryland Department of the Environment (the "Site Status Letter") attached hereto as Exhibit M: (a) to the best of Seller's knowledge, the Property has not at any time been in violation of, or otherwise exposed to any liability under, any state or federal law, rule or regulation or common law duty pertaining to human health, natural resources or the environment (collectively, "Environmental Laws"); (b) the Property is not subject to any private or governmental lien arising under Environmental Laws; (c) there is no pending, nor, to Seller's knowledge, threatened litigation arising under Environmental Laws affecting Seller or the Property; and (d) there has been no claim by any party that a use or condition of the Property has caused an environmental hazard condition on any other property.

               (ii) Neither the Company nor Seller has utilized the Land or Building (1) as a land fill to receive garbage, refuse or waste, whether or not hazardous, or (2) for the storage, deposit, disposal, treatment or recycling of any toxic, dangerous or Hazardous Materials. Except as disclosed in the Seller's Environmental Exhibit and the Site Status Letter, the Land and Building do not contain any Hazardous Materials nor has there been a release of any Hazardous Materials on or from the Land or Building. For purposes of this Agreement, "Hazardous Materials" means and includes petroleum, petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos, polychlorinated biphenyls or urea formaldehyde.

               (iii) Except as disclosed in the Seller's Environmental Exhibit and the Site Status Letter, neither the Company nor Seller has received any notice from any governmental agency, entity or person with regard to Hazardous Materials on, from or affecting the Land or Building.

               (iv) Through and including the Closing Date: (1) the Property shall be kept free of all Hazardous Materials; (2) Seller shall immediately give Purchaser oral and written notice in the event that the Company or Seller receives any notice from any governmental agency, entity, or any other party with regard to Hazardous Materials on, from or affecting the Property.

               (v) Seller hereby  agrees to indemnify,  defend and hold harmless
Purchaser from and against any and all liens, demands, defenses, suits, proceedings, disbursements, liabilities, losses, litigation, judgments, obligations, penalties, injuries, costs, expenses (including, without limitation, attorneys' and experts' fees) and claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against, Purchaser and/or the Land or the Building including loss of value and out-of-pocket expenses for, with respect to, or as a direct or indirect result of any warranty or representation made by Seller in this Section being false, untrue or misleading in any respect.

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               (vi) Purchaser  understands and agrees that, upon purchase of the
Membership Interests, the Company will continue to be responsible for compliance with the provisions of the Site Status Letter as to all monitoring wells located on the property.

     If any representation or warranty contained in this Agreement should become materially untrue or incorrect after the Effective Date and before the Closing Date, Seller shall immediately notify Purchaser of such condition and Purchaser may: (i) waive such condition and close; or (ii) terminate this Agreement, whereupon the Purchase Deposit, and all accrued interest, shall be refunded to Purchaser and no party thereto shall have any further rights, claims or liabilities hereunder except as expressly provided for by the terms of this Agreement.

     Seller shall certify in the Assignment of Membership Interests executed and delivered at Closing that all of the representations and warranties contained in this Section 4 are true and correct as of the Closing Date, except as to facts, if any, set forth in said Assignment.

     5. Covenants. During the term of this Agreement, Seller covenants and agrees as follows:

          (a) Without prior written approval of Purchaser, Seller shall not:

               (i) make, permit or cause the Company to make, or otherwise permit to be made, any changes or alterations to or upon any part of the Property;

               (ii) enter into, extend, modify or terminate or permit or cause the Company to enter into, extend, modify or terminate any of the Leases;

               (iii) assign, transfer, convey, hypothecate, pledge, create a security interest in or lien, mortgage deed of trust, easement or other encumbrance upon any part of the Membership Interests, or permit or cause the Company to assign, transfer, convey, hypothecate, pledge, create a security interest in or lien, mortgage, deed of trust, easement or other encumbrance upon any part of the Property or any interest therein; or

               (iv) apply for or consent to, or cause the Company to apply for or consent to, any zoning, rezoning, special exception, subdivision, or condemnation of the Property, except that the Company may proceed with any activities relating to the foregoing commenced as of the date of this Agreement with the written consent of Purchaser, which consent shall not be unreasonably delayed or withheld.

          (b) Seller shall continue to maintain the Property, or cause the same to be maintained, in its present order and condition (ordinary wear and tear and damage by casualty excepted) until the Closing Date.

          (c) Seller shall continue to operate and manage the Company, and to cause the same to be operated and managed, in the ordinary course of business and in such manner as to maintain the Building in its present order and condition.

          (d) Seller shall continue to maintain, or cause to be maintained, all of the insurance policies relating to the Company or the Property, or any part thereof, in full force and effect until the Closing date.

          (e) Seller shall maintain, or cause to be maintained, all of the Company's permits and licenses and Leases in full force and effect, and shall file timely, or cause to be filed timely, all reports, statements, renewal applications and other filings, and shall pay timely, or cause to be paid timely, all fees and charges in connection therewith that are required to keep the Company's permits and licenses and Leases in full force and effect.

          (f) Seller shall pay, or cause to be paid, all taxes, assessments, governmental charges or levies (including interest and penalties) imposed upon the Property, the Membership Interests or the Company as and when such are due and payable, and shall pay, or cause to be paid, all other liabilities and charges which are due and payable and which, if unpaid, might become a lien or charge upon the Property, the Membership Interests or any of the assets of the Company.

          (g) Seller shall not dispose of the Property, or permit or cause the Company to dispose of the Property.

          (h) Seller shall provide Purchaser with true copies of all notices concerning the Property or the Company received by Seller or the Company within ten (10) days after receipt. If Seller or the Company receives any notices concerning the Property or the Company after Closing, Seller shall provide Purchaser promptly with true copies thereof.

     6. Deliveries at Closing. On the Closing Date, unless otherwise noted, Seller shall deliver to Escrow Agent the following executed documents:

          (a) An assignment of Membership Interests in the form attached hereto as Exhibit N (the "Assignment of Membership Interests").

          (b) A financial statement for the Company which shall be accurate through the Closing Date.

          (c) If required as a matter of law, an affidavit, signed by Seller, stating under penalty of perjury, Seller's United States taxpayer identification numbers and stating that neither of the two (2) entities comprising Seller is:

               (i) a foreign person as defined by the United States Internal Revenue Code of 1986, as amended (the "Code"), Section 1445(f)(3); or

               (ii) a non-resident payee under the laws of the State of Maryland (the "FIRPTA Affidavit");

          (d) If required as a matter of law, an affidavit and Form 1099S from Seller containing all information required for compliance with Code Section 6405 in the form required by the Internal Revenue Service for filing thereunder signed by Seller (the "Form 1099S");

          (e) If required by the company issuing title insurance on the Property, an affidavit of Seller, for the purposes of deleting from Purchaser's title policy, the standard exceptions of such title insurance company for claims of parties-in-possession, including but not limited to, claims relating to unrecorded leases and mechanic's liens arising from work performed at the request of a party other than Purchaser, all as they pertain to the Property (the "Owner's Affidavit");

          (f) Such other documents as may reasonably be required by Purchaser or Escrow Agent or required by Maryland law to consummate the transaction contemplated herein;

          (g) An affidavit reaffirming Seller's representations and warranties set forth herein or identifying those representations and warranties which are no longer true and correct.

          (h) Original executed copies of the Third Party Leases and any amendments thereto (if any original is not available, Seller shall provide a clear photostatic copy of such Lease accompanied by a representation that said copy is a true, accurate and complete copy of the original Lease) together with the complete tenant file for each tenant;

          (i) A tenant estoppel certificate (dated no earlier than thirty (30) days prior to the Closing Date) from each tenant under the Third Party Leases in the form attached hereto as Exhibit O;

          (j) Notice to the tenants executed by the Company informing the tenants under the Third Party Leases of the change of address to which rents should be sent; and

          (k) An indemnification agreement from Seller to Purchaser in the form attached hereto as Exhibit P, providing for indemnification against all operating expenses or other liabilities of the Company allocable to any period prior to the Closing Date.

     7. Closing Adjustments. All income and expenses relating to the Property including, but not limited to, taxes, water, rents, and all utility and other operating expenses of the Building, except as otherwise provided herein, are to be adjusted to the Closing Date.

     8. Tax Returns. Seller shall, at its expense and as soon as is reasonably possible after the Closing Date and in any event within such time as is permitted by the provisions of the Code, or other applicable law, cause to be prepared and filed the federal and state interim, final or estimated income, excise, property, franchise or license tax returns for the Company's taxable year for the period ending on the Closing Date and, in such return, Seller shall make an election under Code Section 754. Seller shall provide to Purchaser a copy of any such return within fifteen (15) days of the filing of the return. If any such return indicates that Seller has incurred any liability for any such tax, Seller shall cause such tax to be paid to the assessing authority on or before the last date on which payment thereof is due without penalty.

     9. Audits. If at any time after the Closing Date the Company's or Seller's federal or state interim, final, or estimated income, excise, property, franchise, or license tax returns for any taxable year beginning before the Closing Date are audited by the Internal Revenue Service, the Comptroller of the Treasury of Maryland, or any other governmental body, or if any other inquiry is made as to the same, Seller shall, at its expense and in a timely fashion, take any and all actions reasonably necessary to respond to the same and to resolve any issues presented thereby, and shall pay any and all taxes, penalties, interest, or other charges that may be assessed or shown to be due as a result thereof.

     10. Intentionally Omitted.

     11. Indemnity.

          (a) Seller agrees to indemnify, defend and hold harmless Purchaser from and against, and shall reimburse Purchaser with respect to any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs, whether suit is instituted or not), asserted against or actually incurred by Purchaser by reason of or arising out of:

               (i) the discovery following the Closing Date of the breach or material misstatement by Seller of any representation or warranty contained in this Agreement; or

               (ii) the existence of any material liability of the Company existing as of the Closing Date, or prior thereto, that is not listed or otherwise disclosed in writing to, and assumed in writing by Purchaser; or

               (iii) the operation or ownership of the Company or the Property on or before the Closing Date.

          (b) Purchaser agrees to indemnify, defend and hold harmless the Seller from and against, and shall reimburse Seller with respect to any and all claims, damages, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs, whether suit is instituted or not), asserted against or actually incurred by Seller by reason of or arising out of:

               (i) any liabilities or expenses of Seller incurred or accruing after the Closing Date; or

               (ii) the operation or ownership of the Company or the Property after the Closing Date.

     12. Remedies.

          (a) Seller's Default. In the event Purchaser shall be ready, willing and able to settle on the purchase of the Membership Interests pursuant to the terms of this Agreement, and Seller shall fail to sell, transfer and assign the Membership Interests to Purchaser for any reason and/or perform any other obligation of Seller hereunder, Purchaser shall be entitled to its choice of the following remedies:

               (i) Purchaser may enforce specific performance of this Agreement; or

               (ii) Purchaser may declare this Agreement to be null and void and demand return of the Purchase Deposit and all accrued interest, and reimbursement of any out-of-pocket costs and expenses reasonably incurred or paid by Purchaser pursuant to the terms of this Agreement or to satisfy any condition or requirement for the Closing, and upon the return and reimbursement of same, the parties hereto shall be relieved of any further liability hereunder.

          (b) Purchaser's Default. In the event that Purchaser shall fail to consummate this Agreement for any reason, except upon a default of Seller or termination of this Agreement by Seller or Purchaser pursuant to the terms and/or provisions hereof, Seller shall be entitled to receive the Purchase Deposit, with any accrued interest, as full and agreed upon liquidated damages and each of the parties shall be released from any further liability hereunder.

     13. Destruction or Damage Prior to the Closing Date. Except as provided herein, Seller and the Company assume all risk of loss or damage to the Building by fire or other casualty until the Closing. Seller agrees to maintain, or cause the Company to maintain, at its sole cost and expense all insurance (including fire and extended coverage and public liability insurance) currently in force covering the Building until the Closing. If at any time on or prior to the Closing Date any portion of the Building is destroyed or damaged as a result of fire or any other cause whatsoever, Seller shall promptly give notice thereof to Purchaser. In the event of such destruction or damage, Purchaser shall have the right to terminate this Agreement by written notice to Seller within ten (10) days following the date upon which Purchaser receives written notice of the extent and estimated cost of such destruction or damage from Seller, along with a good faith estimate of the amount of insurance proceeds it expects to recover with respect thereto. If Purchaser does not elect to so terminate this Agreement within said ten (10) day period, this Agreement shall remain in full force and effect and Seller shall assign, or cause the Company to assign, to Purchaser at the Closing any and all proceeds of the claims under any then existing insurance policies.

     14. Condemnation. In the event, at any time prior to the Closing Date, any action or proceeding is filed or notice of any pending action is received by Seller or the Company, under which the Property, or any portion thereof, may be taken pursuant to any law, ordinance or regulation or by condemnation or the right of eminent domain, Seller shall promptly give notice thereof to Purchaser and Purchaser shall have the right to terminate this Agreement by written notice to Seller. If Purchaser does not elect to so terminate this Agreement, it shall remain in full force and effect and Seller shall assign, or cause the Company to assign, to Purchaser at the Closing all of Seller's, or the Company's, right, title and interest in and to any proceeds received or which may be received by reason of such taking, or a sale in lieu thereof.

     15. Disposition of Deposit. The entire Purchase Deposit shall be held by Escrow Agent and deposited in interest bearing account(s) in accordance with this Agreement until the Closing, or until disposition thereof is made pursuant to the terms of this Agreement. Escrow Agent shall have the right to disburse the Purchase Deposit to Purchaser or Seller (and the interest earned with respect to each amount escrowed) as follows: (a) at the Closing, the Purchase Deposit, and any accrued interest with respect thereto shall be disbursed with and credited toward the Purchase Price and/or (b) otherwise, as provided in this Agreement upon ten (10) days written notice to the parties; provided however, that Escrow Agent shall not have received any written objections to such disbursements within ten (10) days after receipt by Purchaser and Seller of said notice. The parties hereto hereby acknowledge that Escrow Agent shall have no liability to any party on account of Escrow Agent's failure to disburse the Purchase Deposit (or interest thereon) if a dispute shall have arisen with respect to the propriety of such disbursement; and, in the event of any dispute as to who is entitled to receive the amount(s) escrowed, or interest earned thereon, Escrow Agent shall deposit such funds with the Baltimore City Circuit Court pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure of any depository and shall not be otherwise liable except in the event of Escrow Agent's negligence or willful misconduct.

     16. Condition of the Property; Local Violations. Subject to the terms and conditions hereof, Purchaser is acquiring the Property in its "as is" condition as of the Effective Date. All written notices of violations of statutes, municipal orders or regulations issued by any department of the jurisdiction in which the Property is situated, or prosecutions in any of the Courts of the jurisdiction in which the Property is situated on account thereof, against or affecting the Land or the Building that have been received by Seller, or the Company, shall be complied with by Seller, or the Company. Notwithstanding the foregoing, Seller and the Company shall: (a) deliver the Property in substantially the same physical condition as on the Effective Date;
(b) not defer normal maintenance of the Building during the period from the Effective Date to the date of the Closing; and (c) not enter into, modify or terminate the Leases or any maintenance or service contracts relating to the Property, if any, prior to the Closing Date without the prior written consent of Purchaser which consent shall not be unreasonably withheld or denied. As of the Closing Date, Seller and the Company will leave the electrical, plumbing, heating and air conditioning and any other mechanical systems and equipment in the same condition as at the Effective Date.

     17. Choice of Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Maryland.

     18. Time is of the Essence. Purchaser and Seller agree that time is of the essence as to this Agreement.

     19. Binding Effect; Entire Agreement; Amendment. Purchaser and Seller mutually agree that this Agreement shall be binding upon them, and their respective heirs, executors, administrators, successors and assigns; that this Agreement contains the final and entire Agreement between the parties hereto, and that they shall not be bound by any terms, conditions, statements, warranties, or representations, oral or written, express or implied, not expressly contained herein. The language of the Agreement shall in all cases be construed as a whole and according to its fair meaning and not strictly for or against any party hereto, whether or not all or any portion of this Agreement was drafted by or on behalf of any party hereto. This Agreement may not be amended except by a written instrument signed by all parties.

     20. Pronouns. The words "Seller," "Purchaser," and all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity and the context may require.

     21. Notice. All notices required or permitted herein shall be in writing and effective as of the date on which such notice is mailed in any United States Post Office, by certified or registered mail, postage prepaid, or hand-delivered by commercial courier service, to Seller, Purchaser and/or Escrow Agent (as shall be applicable) at the addresses designated herein, or to such other address as the parties may designate in writing from time to time.

         If to Purchaser:                   First Mariner Bancorp
                                            3301 Boston Street
                                            Baltimore, Maryland 21224

         If to Seller:                      Canton Crossing, LLC
                                            Hale Canton, LLC
                                            3301 Boston Street
                                            Baltimore, Maryland 21224

         If to Escrow Agent:                Kenilworth Title Company, LLC
                                            3301 Boston Street
                                            Baltimore, Maryland 21224

     22. Brokerage. Seller and Purchaser represent to each other that no broker or person is entitled to any commission by reason of the negotiation and execution of this Agreement. Seller and Purchaser agree to hold each other harmless against any and all claims by any person for brokerage commissions arising out of any conversation, negotiations or other dealings held by the other party with any broker regarding this Agreement.

     23. Tax Free Exchange. Purchaser agrees to cooperate with Seller in its implementation of a tax free exchange pursuant to Section 1031 of the Internal Revenue Code, provided, however, Purchaser shall bear no additional expenses in connection with providing such cooperation.

     24. Survival. The respective rights and obligations of the parties hereto under the provisions of this Agreement shall survive Closing.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first above-written.

WITNESS:                              SELLER:

                                      CANTON CROSSING, LLC
                                      a Maryland limited liability company

                                       /s//Edwin F. Hale, Sr.
----------------------------      By:  ____________________________________
                                       Edwin F. Hale, Sr., Member

WITNESS:                              HALE CANTON, LLC
                                      a Maryland limited liability company

                                       /s/Edwin F. Hale, Sr.
----------------------------      By:  ____________________________________
                                       Edwin F. Hale, Sr., Member


WITNESS:                               PURCHASER:

                                       FIRST MARINER BANCORP
                                       a Maryland corporation

                                       /s/Joseph A. Cicero
----------------------------      By:  ______________________________
                                       Joseph A. Cicero
                                       President & Chief Operating Officer